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                                                                 Exhibit 23.8

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on the Combined Statement of Revenue and Certain Expenses of the DFW Trade Center I, L.P., Buildings 1, 2 and 3 from the date of inception (July 1, 1996) to December 31, 1996, dated November 24, 1997, included in this registration statement of Wellsford Real Properties, Inc. on Form S-4.

                                                        ARTHUR ANDERSEN LLP
Boston, Massachusetts
January 8, 1998